Exhibit 99.1

FOURTH AMENDMENT AND WAIVER dated as of May 31, 2006, to the Credit Agreement dated as of February 18, 2005, as amended (the “Credit Agreement”), among THE MOSAIC COMPANY, MOSAIC FERTILIZER, LLC, MOSAIC GLOBAL HOLDINGS INC., MOSAIC POTASH COLONSAY ULC, the Foreign Borrowing Subsidiaries party thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrowers (such term and each other capitalized term used but not defined herein having the meanings assigned to such terms in the Credit Agreement, as amended hereby) have requested that the Required Lenders approve amendments to certain provisions of the Credit Agreement and waive certain Defaults; and

WHEREAS, the Required Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments and waivers;

NOW, THEREFORE, in consideration of these premises, the Borrowers and the Required Lenders hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date (as defined in Section 4 hereof), the Credit Agreement is hereby amended as follows:

(a) The definition of the term “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (i) of the first proviso thereof and substituting in lieu thereof a comma and (ii) adding after clause (ii) of such proviso before the second proviso thereof:

and (iii) cash charges in an aggregate amount not exceeding $130,000,000 incurred in the fiscal quarter ending May 31, 2006, in connection with the restructuring of the Fertilizer Borrower’s phosphates business in Florida announced on May 2, 2006

(b) The definition of the term “Prepayment Event” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting “(l) or (m) of Section 6.05” appearing in clause (a) thereof and (ii) substituting in lieu thereof “(l), (m) or (n) of Section 6.05”.

(c) Clause (a) of Section 6.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (x) thereof, (ii) deleting the period at the end of clause (xi) thereof and substituting in lieu thereof the following: “; and” and (iii) adding after clause (xi) thereof the following:

(xii) the transactions permitted by clause (m), (n) or (o) of Section 6.05.

(d) Clause (e) of Section 6.04 of the Credit Agreement is hereby amended by adding before the first semicolon appearing therein the following: “and other Guarantees constituting Indebtedness permitted by Section 6.01”.

(e) Section 6.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (m) thereof, (ii) deleting the period at the end of clause (n) thereof and substituting in lieu thereof the word “; and” and (iii) adding following clause (n) thereof the following:

(o) the discount by Foreign Subsidiaries and the Fertilizer Borrower of letters of credit received by them to support or pay accounts receivable arising from the sale by such Foreign Subsidiaries or the Fertilizer Borrower of inventory in the ordinary course of business (including the transfer, without recourse, of the accounts receivable supported or to be paid by such discounted letters of credit); provided that the total discount from face value of the letters of credit and associated accounts receivable resulting from transfers permitted by this clause will not exceed $1,000,000 in any fiscal year;

(f) Section 6.13 of the Credit Agreement is hereby amended by deleting last two rows of the table set forth therein in their entirety and substituting in lieu thereof the following:

December 1, 2005 through and including February 28, 2006	3.00 to 1.00

March 1, 2006 through and including November 30, 2006	2.75 to 1.00

December 1, 2006 and thereafter	3.50 to 1.00

SECTION 2. Waiver and Consent. Upon the Amendment Effective Date, the Required Lenders waive the Defaults and Events of Default, if any, attributable to the discount of letters of credit described in Section 6.05(o) of the Credit Agreement, as amended hereby, which occurred prior to the Amendment Effective Date.

SECTION 3. Representations and Warranties. Each of the U.S. Borrowers represents and warrants to each of the Lenders that, after giving effect to the amendments and waivers contemplated hereby, (a) the representations and warranties of the Borrowers set forth in the Loan Documents are true and correct on and as of the Amendment Effective Date and (b) no Default has occurred and is continuing.

SECTION 4. Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) when the Administrative Agent (or its counsel) shall have received (a) copies hereof that, when taken together, bear the signatures of the

Borrowers and the Required Lenders and (b) to the extent invoiced, payment of all out-of-pocket expenses required to be paid or reimbursed by any Loan Party hereunder or under any other Loan Document.

SECTION 5. Applicable Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

SECTION 6. No Other Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission (or any other means of electronic transmission) shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 9. Expenses. The Primary Borrowers shall reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees and expenses of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

IN WITNESS WHEREOF, the Borrowers and the Required Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

THE MOSAIC COMPANY,

By
Name:
Title:

MOSAIC FERTILIZER, LLC,

By
Name:
Title:

MOSAIC GLOBAL HOLDINGS INC.,

By
Name:
Title:

MOSAIC POTASH COLONSAY ULC,

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER dated as of May 31, 2006, to the CREDIT AGREEMENT dated as of February 18, 2005, as amended, among THE MOSAIC COMPANY, MOSAIC FERTILIZER, LLC, MOSAIC GLOBAL HOLDINGS INC., MOSAIC POTASH COLONSAY ULC, the Foreign Borrowing Subsidiaries party thereto, THE LENDERS, and JPMORGAN CHASE BANK, N.A. as Administrative Agent,

Name of Institution:

By

Name:
Title